Exhibit 99.1

Evine Live Inc. Reports Preliminary Fourth Quarter 2018 Results

MINNEAPOLIS, MN – March 6, 2019 – Evine Live Inc. (“Evine”) (NASDAQ: EVLV) today announced preliminary unaudited results for the fourth quarter ended February 2, 2019. Additionally, the company announced the date of its fourth quarter fiscal 2018 earnings release which is planned for March 27, 2019 before the market opens.

Preliminary Fourth Quarter Summary

•	Net revenues of $155 million to $158 million, a decrease of 12% to 13% compared to the comparable 13-week period from last year
•	Net Loss expected to be between $10.0 and $10.6 million
•	EPS expected to be between ($0.15) and ($0.16)
•	Adjusted EBITDA expected to be between ($5.3) and ($5.9) million
•	Total liquidity of $36 million at year end, consisting of unrestricted cash of approximately $20 million and $16 million of availability on the Company’s revolving credit facility
•	Inventory of $65 million decreased 5% compared to the end of fiscal 2017
•	Total Debt of approximately $71 million, compared to $74 million at the end of fiscal 2017 and $69 million at the end of the third quarter of fiscal 2018
•	Company has recently implemented a profit improvement plan with an expected annualized impact of $5 million
•	Successfully launched Serious Skincare, a long-standing and innovative beauty brand co-founded by Jennifer Flavin-Stallone
•	Announced a collaboration with the iconic Jane Fonda, where Evine will develop an exclusive and comprehensive lifestyle brand
•	Continued to gain traction with our new Los Angeles studio to enhance our programming and attract new brands

Executive Commentary – Bob Rosenblatt, CEO

“Our quarter fell short of our expectations. This reflected the continued impact of the loss of a key brand coupled with the delayed launch of Serious Skincare as previously disclosed along with the overall softness experienced in the retail sector.

We had a strong first half of 2018, and we believe the softer financial results experienced in the second half of the year are short-term in nature. We are focused on reversing these trends. Our goal to maximize shareholder value by leveraging our fully built out direct-to-consumer platform, curating our brand portfolio and increasing awareness to drive customer growth remains the same as we continue on our journey, solidly positioned at the intersection of retail, entertainment and technology.”

Impact of 14th Week in Fourth Quarter Fiscal 2017

Because Evine follows a 4-5-4 retail calendar, every five to six years Evine has an extra week of operations, and this occurred in fiscal 2017. Therefore, Q4 fiscal 2017 has 14 weeks as compared to 13 weeks in Q4 fiscal 2018. Q4 fiscal 2017 results on a 13-week basis were calculated by excluding discrete items and then dividing actual Q4 fiscal 2017 results by 14 and by multiplying the quotients by 13. We used this calculation to determine the revenue for the comparable 13-week period in Q4 fiscal 2017.

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Exhibit 99.1

Conference Call

The Company announced today that it will release its fiscal 2018 fourth quarter results on Wednesday, March 27, 2019 at approximately 6:00 a.m. ET, before the market opens. Bob Rosenblatt, Chief Executive Officer, Diana Purcel, Chief Financial Officer, and Michael Porter, Vice President of Finance and Investor Relations, will host a conference call later that morning at 8:30 a.m. ET to review the results and provide an update on the business.

WEBCASTLINK:	https://event.on24.com/wcc/r/1897238/B90FA1DE3B0F0D8D037BD4B340AA3A7A
TELEPHONE:	1-877-407-9039 (domestic) or 1-201-689-8470 (international)

Please visit www.evine.com/ir for more investor information.

About Evine Live Inc.

Evine Live Inc. (NASDAQ:EVLV) operates Evine, a multiplatform interactive digital commerce company that offers a mix of proprietary, exclusive and name brands directly to consumers in an engaging and informative shopping experience via television, online and mobile. Evine reaches more than 87 million television homes with entertaining content in a comprehensive digital shopping experience offered 24 hours a day.

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Exhibit 99.1

EVINE Live Inc.

AND SUBSIDIARIES

Reconciliation of Estimated Net Loss to Adjusted EBITDA:

(Unaudited)

For the Three-Month
Period Ended
February 2,
2019
(in millions)

Net loss	($10.6) - ($10.0)
Adjustments:
Depreciation and amortization	2.5
Interest income	0.0
Interest expense	0.8
Income taxes	0.0
EBITDA (as defined)	($7.3) - ($6.7)

A reconciliation of EBITDA to Adjusted EBITDA is as follows:

EBITDA (as defined)	($7.3) - ($6.7)
Adjustments:
Executive and management transition costs	0.7
Business development and expansion costs	0.4
Gain on sale of television station	(0.6)
Non-cash share-based compensation expense	0.9
Adjusted EBITDA	($5.9) - ($5.3)

Contacts

Media:
Jordan Titus
press@evine.com
(952) 943-6580

Investors:
Michael Porter
mporter@evine.com
(952) 943-6517

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Exhibit 99.1

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; business development and expansion costs; loss on debt extinguishment; contract termination costs; gain on sale of television station and non-cash share-based compensation expense. The Company has included the “Adjusted EBITDA” measure in our EBITDA reconciliation in order to adequately assess the operating performance of our television and online businesses and in order to maintain comparability to our analyst's coverage and financial guidance, when given. Management believes that the Adjusted EBITDA measure allows investors to make a meaningful comparison between our business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles (“GAAP”) and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to Adjusted EBITDA in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding guidance, industry prospects, trends, or future results of operations or financial position are forward-looking. We often use words such as anticipates, believes, estimates, expects, intends, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees or estimated cost savings from contract renegotiations; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our credit facilities covenants; customer acceptance of our branding strategy and our repositioning as a video commerce company; our ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting our operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from our programming; disruptions in our distribution of our network broadcast to our customers; our ability to protect our intellectual property rights; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; our ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in our most recently filed Form 10-K and any additional risk factors identified in our periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

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